SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
                               EXCHANGE ACT OF 1934


                                  March 6, 2001
                        (Date of Earliest Event Reported)


 AIRPLANES LIMITED                                    AIRPLANES U.S. TRUST
  (Exact Name of Registrants as Specified in Memorandum of Association or Trust
                                   Agreement)


 Jersey, Channel Islands                              Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

      33-99970-01                                         13-3521640
 (Commission File Number)                      (IRS Employer Identification No.)



 Airplanes Limited                                    Airplanes U.S. Trust
 22 Grenville Street                                  1100 North Market Street
 St. Helier                                           Rodney Square North
 Jersey, JE4 8PX                                      Wilmington, Delaware
 Channel Islands                                      19890-0001
 (011 44 1534 609 000)                                (1-302-651-1000)

           (Addresses and Telephone Numbers, Including Area Codes, of
                    Registrants' Principal Executive Offices)


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Item 5: Other Events

         Airplanes Limited and Airplanes U.S. Trust (together, "Airplanes Group") intend to refinance the currently outstanding subclass A-4 and A-7 certificates issued by Airplanes Pass Through Trust. In connection with this refinancing, Airplanes Group plans to cause Airplanes Pass Through Trust to issue $750 million of subclass A-9 pass through certificates (the "Refinancing Certificates"). The Refinancing Certificates will be offered to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended ("the Securities Act") and outside the United States pursuant to Regulation S under the Securities Act. The Refinancing Certificates have not been, and will not be, registered under the Securities Act or any state securities laws and cannot be resold or otherwise transferred except as permitted thereby.

         The Refinancing Certificates will represent fractional undivided beneficial interests in corresponding subclass A-9 Airplanes Group notes. Under the indentures pursuant to which Airplanes Group's outstanding notes are issued, Airplanes Group may only issue refinancing notes if, among other things, it receives confirmation from the rating agencies that the issuance of the Refinancing Certificates will not result in the lowering or withdrawal by them of the ratings of any class or subclass of the existing certificates of Airplanes Pass Through Trust.

         This report has been prepared solely for information purposes and is not an offer or invitation to buy or sell, or a solicitation of an offer or invitation to buy or sell, any security or instrument or to participate in any trading strategy. The information contained in this report supercedes that contained in the report dated February 22, 2001.

         The information contained in Exhibit A to this report reflects only a preliminary structure for the Refinancing Certificates and is provided to certificate holders solely as an indication of Airplanes Group's present intentions. Certificate holders should note that it is possible that Airplanes Group may not consummate the refinancing and that, if it does consummate the refinancing, the structure of the refinancing, the Refinancing Certificates and the revised assumptions may differ significantly from what Airplanes Group currently intends. If Airplanes Group significantly revises the relevant information, it intends to issue another report containing the revised information. In any event, Airplanes Group intends to issue a report containing the relevant information in definitive form upon consummation of the refinancing.

         Airplanes Group may under the Airplanes Pass Through Trust Agreement, and reserves the right to, refinance any other class or subclass of outstanding certificates in whole or in part on any date by paying the outstanding principal balance, plus accrued but unpaid interest, and redemption premium, if any, on the applicable class or subclass of certificates. Airplanes Group will issue a further notice to certificate holders at such time as it has entered into a firm underwritten commitment for the sale of any additional refinancing certificates.


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




Item 7.           Financial Statements and Exhibits

Attached hereto as Exhibit A, is a revised summary of certain terms of the Refinancing Certificates, including stress tables for the Refinancing Certificates based on assumptions about Airplanes Group's future performance, as further described in Exhibit 2 to the Form 8-K filed on February 22, 2001.


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



                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                  AIRPLANES LIMITED


Date: March 6, 2001                               /s/ Roy M. Dantzic*
                                                  -------------------
                                                  Director and Officer


Date: March 6, 2001                               AIRPLANES U.S. TRUST


                                                  /s/ Roy M . Dantzic*
                                                  --------------------
                                                  Controlling Trustee
                                                  and Officer


                                                  *By: /s/ Michael Walsh
                                                     ----------------------
                                                       Attorney-in-Fact



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



                                          EXHIBIT INDEX


Exhibit A          -        Summary of the Refinancing Certificates and
                                 Transaction Overview
Exhibit B          -        Power of Attorney for Airplanes Limited
Exhibit C          -        Power of Attorney for Airplanes U.S. Trust